Exhibit 10.1

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

CONSENT AND THIRD AMENDMENT, dated as of February 6, 2007 (this “Third Amendment”), to the Credit Agreement, dated as of June 13, 2003 (as amended by this Third Amendment and as otherwise amended, supplemented or modified from time to time, the “Credit Agreement”), among CBD Media Holdings LLC, a Delaware limited liability company (the “Parent”), CBD Media LLC, a Delaware limited liability company (the “Borrower”), the financial institutions and entities from time to time parties thereto (the “Lenders”), and Lehman Commercial Paper Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Welsh, Carson, Anderson & Stowe X, L.P. and certain of its Affiliates intend to acquire the Parent by means of a Contribution Agreement dated as of December 11, 2006 (the “Contribution Agreement”) pursuant to which Local Insight Media, LLC or its successor, Local Insight Media, L.P. (together with Local Insight Media, LLC, “LIM”), will directly receive a contribution (the “Contribution”) of all of the equity interests of CBD Investor, Inc. (“Holdings”) from the holders thereof (the “CBD Investor Holders”) and all of the equity interests of CBD Media Holdings II, LLC (“Holdings II”) held, directly or indirectly, by the Class C Holders (as defined in the Contribution Agreement) and Cincinnati Bell Inc. Holdings (together with the Class C Holders and the CBD Investor Holders, the “Sellers”);

WHEREAS, Pendo Acquisition Holding Inc. (“Pendo”) is currently a direct, wholly owned Subsidiary of Local Insight Media, Inc. (“LIMI”), which is a direct, wholly owned Subsidiary of LIM;

WHEREAS, immediately following the Contribution: (i) LIM will contribute the equity interests of Holdings and Holdings II to LIMI; (ii) Holdings II will merge with and into Holdings (the “Merger”); and (iii) LIM will contribute the equity interests of Pendo to Holdings;

WHEREAS, following the Contribution and related transactions contemplated by the Contribution Agreement, Holdings will be a direct, wholly-owned Subsidiary of LIMI and Pendo and the Parent will each be a direct, wholly-owned Subsidiary of Holdings;

WHEREAS, in connection with the Contribution and the Merger, (i) the Borrower will make a change of control offer for the Senior Subordinated Notes and (ii) the Parent and CBD Holdings Finance, Inc. will make a change of control offer for the Senior Holdco Notes (the repurchases described in clauses (i) and (ii), collectively, the “Note Repurchase”);

WHEREAS, the Parent and the Borrower have requested that the Administrative Agent and each of the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments and to consent to the related transactions, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Consent. The Administrative Agent and the Required Lenders consent to, and hereby waive any Event of Default under the Credit Agreement as a result of, the Contribution, the Merger and the Note Repurchase, including, without limitation, pursuant to Sections 7.18, 7.21, 7.22 and 8.1(m).

3. Amendment to Section 1.1 (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the defined term “Interest Expense” therein and by adding alphabetically therein the following definitions:

“‘Borrower Leverage Ratio’ shall mean, as of any date, the ratio of (a) Borrower Total Debt outstanding on such date (after giving effect to Advances and repayments of Indebtedness made on such date) to (b) EBITDA for the most recently completed four-fiscal quarter period, since the last day of the most recently completed calendar quarter.

‘Borrower Total Debt’ shall mean, for the Borrower and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the Obligations (ii) the aggregate principal amount of the Senior Subordinated Notes and (iii) all other Indebtedness for Money Borrowed of the Borrower and its Subsidiaries determined in accordance with GAAP.

‘Holdings’ shall mean CBD Investor, Inc.

‘Holdings Debt’ shall mean the loans under a senior secured bridge loan facility (or any refinancing thereof) in favor of Holdings on terms satisfactory to the Administrative Agent.

‘Interest Expense’ shall mean, for any period, the sum of (i) all cash interest paid (including imputed interest with respect to Capitalized Lease Obligations) with respect to the Indebtedness for Money Borrowed of the Parent, the Borrower and its Subsidiaries (including, without limitation, with respect to the Senior Subordinated Notes and the Senior Holdco Notes) on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees required to be accounted for as an interest expense in accordance with GAAP paid in respect of such Indebtedness for Money Borrowed during such period (including commitment fees payable with respect to the Obligations, but specifically excluding upfront fees paid on the Agreement Date or the Third Amendment Effective Date and fees paid during previous periods but amortized during the current period in accordance with GAAP), calculated in accordance with GAAP and (ii) the aggregate amount of dividends and distributions paid by the Borrower to the Parent, and by the Parent to Holdings, pursuant to Section 7.7(a)(ix) to pay regularly scheduled interest on the Holdings Debt during such period.

‘Local Insight Media’ shall mean Local Insight Media, LLC or its successor, Local Insight Media, L.P., and any Subsidiaries and Affiliates of either Local Insight Media, LLC or Local Insight Media, L.P.

‘Note Repurchase’ shall have the meaning ascribed thereto in the Third Amendment.

‘Third Amendment’ shall mean the Third Amendment dated February 6, 2007 to the Credit Agreement dated as of June 13, 2003 among the Parent, the Borrower, the Administrative Agent and each Lender party thereto.

‘Third Amendment Effective Date’ shall mean February 6, 2007.”

‘Welsh Carson’ shall mean Welsh, Carson, Anderson & Stowe X, L.P. and certain of its Affiliates.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “which is wholly owned by Spectrum” found in the definition of “CBD Investor.”

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the term “Spectrum” found in clause (a) of the definition of “Change of Control” and substituting in lieu thereof the term “Welsh Carson.”

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the term “Applegate” found in clause (vi) of the definition of “EBITDA” and substituting in lieu thereof the term “Local Insight Media.”

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting the term “Applegate” found in clause (c) of the definition of “Fixed Charges” and substituting in lieu thereof the term “Local Insight Media.”

4. Amendment to Section 2.3. Subsection 2.3(f) is hereby amended by deleting clause (ii) in its entirety and substituting in lieu thereof the following:

“(f) Applicable Margin. On the Third Amendment Effective Date and thereafter, the Applicable Margin with respect to the Term Loan D Loans shall be for Base Rate Advances, 1.50%, and for LIBOR Advances, 2.50%. The Applicable Margin with respect to the Term Loan D Loans shall be subject to reduction or increase, as applicable, and as set forth in the tables below, based upon the Borrower Leverage Ratio and the Senior Leverage Ratio set forth on a pro forma basis in any Request for Advance and as reflected in the financial statements required to be delivered for the fiscal quarter most recently ended pursuant to Section 6.1 or Section 6.2 hereof; provided that the Applicable Margins set forth in the tables below shall be increased by 25 bps at any time when the Senior Leverage Ratio is greater than 2.5 to 1.0. The adjustment provided for in this Section 2.3(f)(ii) shall be effective (A) with respect to an increase of the Applicable Margin, as of the second (2nd) Business Day after the earliest of (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) the day on which financial statements are required to be delivered to the Administrative Agent pursuant to

Sections 6.1 and 6.2 hereof, as the case may be, and (B) with respect to a decrease in the Applicable Margin, as of the second (2nd) Business Day after the earliest of (1) with respect to Base Rate Advances, the day on which any Request for Advance is delivered, (2) with respect to LIBOR Advances, the day on which the requested Advance is made or (3) except with respect to Interest Periods ending (or other payments of interest occurring) before the date that such financial statements are actually delivered to the Administrative Agent, the day on which such financial statements are required to be delivered to the Administrative Agent pursuant to Section 6.1 or 6.2 hereof. Notwithstanding the foregoing, if the Borrower shall fail to deliver financial statements within forty-five (45) days after the end of any of the first three fiscal quarters of the Borrower’s fiscal year (or within ninety (90) days after the end of the last fiscal quarter of the Borrower’s fiscal year), as required by Sections 6.1 or 6.2 hereof, it shall be conclusively presumed that the Applicable Margin is based upon a Borrower Leverage Ratio equal to the highest level set forth in the table below and a Senior Leverage Ratio greater than 2.5 to 1.0 for the period from and including the forty-sixth (46th) day (or ninety-first (91st) day, in the case of the last quarter) after the end of such fiscal quarter, as the case may be, to the Business Day following the delivery by the Borrower to the Administrative Agent of such financial statements:

Borrower Leverage Ratio	Base Rate Advance Applicable Margin	LIBOR Advance Applicable Margin
Greater than 4.00 to 1.00	1.50%	2.50%
Less than or equal to 4.00 to 1.00	1.25%	2.25%

5. Amendment to Section 2. Section 2 of the Credit Agreement is hereby amended by adding the following Section 2.15 thereto:

“Section 2.15 Incremental Term Loans. “The Borrower may from time to time (but no more than three times) after the Third Amendment Effective Date request one or more new tranches of term loans (the “Incremental Term Loans”) to repurchase Senior Subordinated Notes pursuant to the Note Repurchase; provided, however, that the aggregate amount of all Incremental Term Loans shall not exceed an amount equal to 101% of the aggregate principal amount of the Senior Subordinated Notes repurchased pursuant to the Note Repurchase plus accrued and unpaid interest on such repurchased Senior Subordinated Notes. Nothing in this Agreement shall be construed to obligate the Administrative Agent, the Arranger or any Lender to negotiate for, solicit to or provide any Incremental Term Loans. Each Incremental Term Loan shall become effective on a date agreed by the Borrower and the Administrative Agent (each, an “Incremental Credit Extension Date”), which shall be in any case on or after the date of satisfaction of the conditions precedent set forth in Section 3.2. The Administrative Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m., New York City time, on the date following a Incremental Credit Extension Date of the effectiveness of an Incremental Term Loan and shall record in the Register all applicable additional information in respect of such Incremental Term Loans.

The Incremental Term Loans shall (i) not have a final maturity earlier than the Term Loan D Maturity Date, (ii) not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Term Loan D Loans, (iii) have an applicable margin that is not more than the Applicable Margin on the Term Loan D Loans (after giving effect to any increase in the Applicable Margin for the Term Loan D Loans), (iv) share with the Term Loan D Loans, on a pro rata basis, any mandatory or optional prepayments made by the Borrower, (v) have the same guarantees as, and be secured on a pari passu basis by the same Collateral securing, the Term Loan D Loans and (vi) have the same terms and conditions as the other Loans (except for any differences permitted hereby).”

6. Amendment to Section 7.7(a). Section 7.7(a) of the Credit Agreement is hereby amended by inserting new clause (ix) immediately after clause (viii) thereof as follows:

“(ix) so long as no Default or Event of Default then exists or would result therefrom, dividends and distributions by the Borrower to the Parent, and dividends and distributions by the Parent to Holdings, at the times and in the amounts necessary to make regularly scheduled payments of interest in respect of the Holdings Debt;”

7. Amendment to Section 7.7(c). Section 7.7(c) of the Credit Agreement is hereby amended by deleting the term “Applegate” in the sixth line thereof and substituting in lieu thereof the term “Local Insight Media.”

8. Amendment to Section 7.8. Section 7.8 of the Credit Agreement is hereby amended by deleting subsection (c) in its entirety and substituting in lieu thereof the following:

“(c) Senior Leverage Ratio. At all times (after giving effect to any Advance), the Borrower shall not permit its Senior Leverage Ratio to exceed 5.75 to 1.00.”

9. Amendment to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended by deleting the table set forth therein and inserting the following new table in its place:

Period	Interest Coverage Ratio
For each fiscal quarter from October 1, 2004 and thereafter	1.35 to 1.00

10. Conditions to Effectiveness of this Third Amendment. This Third Amendment shall become effective upon the satisfaction of the following conditions precedent (the date of such satisfaction, the “Third Amendment Effective Date”):

(a) The Administrative Agent shall have received counterparts of (i) this Third Amendment duly executed and delivered by each of the Parent, the Borrower, the Co-Issuer, each of the Subsidiary Guarantors and the Administrative Agent, and (ii) consents, in the form set forth hereto as Annex II (each, a “Lender Consent”), executed by the Lenders constituting the Required Lenders.

(b) Prior to and after giving effect to this Third Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended pursuant to this Third Amendment.

(c) No Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to the transactions contemplated hereby.

(d) The Borrower shall have paid (i) to the Administrative Agent, all outstanding costs and expenses owing to the Administrative Agent and (ii) to each Lender who executes and delivers to the Administrative Agent a Lender Consent prior to February 6, 2007, an amendment fee equal to 10bps on the aggregate amount of such Lender’s Term Loan D Loans and Revolving Loan Commitments (used or unused).

(e) The Administrative Agent shall have received such additional documentation as the Administrative Agent may reasonably require, including, without limitation, the Contribution Agreement and related documentation.

11. Continuing Effect; No Other Amendments. Except as expressly set forth in this Third Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Parent and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose. The Third Amendment shall constitute a Loan Document.

12. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution and delivery of this Third Amendment, and other documents prepared in connection herewith, and the transactions contemplated hereby, including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of IntraLinks.

13. Counterparts. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts or Lender Consents, and all of said counterparts or Lender Consents taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Third Amendment or Lender Consent by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Third Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of this Third Amendment or Lender Consent by the Loan Parties, the Lenders and the Administrative Agent shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans.

14. Effect of Amendment. On the Third Amendment Effective Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that (a) this Third Amendment and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Credit Agreement) under the Credit Agreement as in effect prior to the Third Amendment Effective Date; (b) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Third Amendment; and (c) the Liens and security interests as granted under the Security Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and secure the payment of the “Obligations”.

15. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CBD MEDIA LLC, as Borrower

By:	/s/ Douglas A. Myers
Name: Douglas A. Myers
Title: President & CEO

CBD MEDIA HOLDINGS LLC, as Parent

By:	/s/ Douglas A. Myers
Name: Douglas A. Myers
Title: President & CEO

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and as a Lender

By:	/s/ Michael E. Masters
Name: Michael E. Masters
Title: Authorized Signatory

Acknowledged and Agreed

as of the date hereof:

CBD FINANCE, INC., as Subsidiary Guarantor

By:	/s/ Douglas A. Myers
Name: Douglas A. Myers
Title: President & CEO

[SIGNATURE PAGE TO CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT]